Lexaria announces Name Change of PoViva Tea to ViPovaTM Tea, and Provides Information on Hemp-Based Industry

Kelowna, BC / December17, 2014 / Lexaria, Corp. (LXRP) (CSE:LXX) (the “Company”) announces that, effectively immediately, it’s 51%-owned company formerly known as PoViva Tea, will now operate with the trade name of ViPovaTM Tea. Selling our products under the name of ViPovaTM is a branding strategy undertaken to ensure long term protection of intellectual rights.

The name change does not affect ownership, operational or any other material issues. However the name change has delayed the product launch by 1-2 weeks, so that ViPovaTM Tea is now expected to be available to be ordered by consumers around the first week of January.

Both Lexaria and ViPovaTM also wish to clarify some important distinctions about the Cannabidiol(CBD)-from-hemp industry within which ViPovaTM operates. Hemp based CBD is legal in all 50 states, as are hemp-based food products that can be purchased from national retailers like Whole Foods or Costco, and many regional food stores. Popular hemp food products include hemp cereal, seeds, milk, and oil.

Hemp based products contain very low thresholds of Tetrahydrocannabinol (THC) below government-imposed limits of less than 0.3% . At the same time, the CBD within hemp is NOT psychoactive and does not create feelings of euphoria. Hemp is grown legally in countries like Canada, England, New Zealand and parts of Europe, and is legally imported into the USA from these and other countries.

ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in nations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion.

ViPovaTM has not entered, and has no plans to enter, the medical marijuana market whether located within the USA or in any other country. ViPovaTM is building a new company and product line focused exclusively on legal CBD products, which at this time are available only within the United States.

About Lexaria

Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.